UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2013

Rhino Resource Partners LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34892 (Commission File Number)	27-2377517 (IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
(Address of principal executive office) (Zip Code)

(859) 389-6500
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2013, Rhino GP LLC (“Rhino GP”), the general partner of Rhino Resource Partners LP (the “Partnership”), entered into an amendment  (the “Amendment”) of the employment agreement dated March 31, 2010 (the “Agreement”) with David G. Zatezalo, President, Chief Executive Officer and Director of Rhino GP.  The Amendment extended the term of Mr. Zatezalo’s employment agreement to December 31, 2013 and increased his base salary from $520,000 to $540,000 for the calendar year 2013.  Mr. Zatezalo also became entitled to receive a signing bonus of $45,000 upon the execution of the Amendment.  The Amendment did not alter any other terms of the Agreement.

ITEM 7.01   Regulation FD Disclosure.

On January 22, 2013, Rhino Resource Partners LP (“Rhino” or the “Partnership”) issued a press release announcing a cash distribution of $0.445 per common unit for the quarter ended December 31, 2012, or $1.78 per unit on an annualized basis.  This distribution will be paid on February 14, 2013 to all common unitholders of record as of the close of business on February 1, 2013.

The information in this Form 8-K, including the exhibit,  shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, unless Rhino specifically states in a future filing that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

ITEM 9.01   Financial Statements and Exhibits.

(d) Exhibits

99.1     Press Release dated January 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC, Its General Partner

Dated: January 22, 2013	By:	/s/ Whitney C. Kegley
Name: Whitney C. Kegley
Title: Vice President, Secretary and General Counsel

EXHIBIT INDEX

99.1        Press Release dated January 22, 2013.